Exhibit 10.14

Amendment No. 3 to
USG Corporation
Non-Employee Director
Compensation Program
(As Amended and Restated February 13, 2008
and amended November 12, 2010 and November 10, 2011) .

Section 1 of the USG Corporation Non-Employee Director Compensation Program (As Amended and Restated February 13, 2008 and amended November 12, 2010 and November 10, 2011) is amended effective January 1, 2014 to read in its entirety as follows:

1.	An annual retainer of $200,000 payable as follows:

a.	$80,000 in cash in equal quarterly installments, payable on the last business day of each calendar quarter commencing with the first quarter of 2014; and

b.	$120,000 in the form of shares of USG common stock on December 31 of each year commencing December 31, 2014.

November 14, 2013